UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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SM Energy Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 26, 2011

Dear Stockholder:

This letter is furnished to you in connection with the solicitation of proxies for use at the 2011 Annual Meeting of Stockholders of SM Energy Company to be held in the Forum Room of Wells Fargo Bank, located at 1740 Broadway in Denver, Colorado, on Wednesday, May 25, 2011, at 3:30 p.m. local time, for the purposes set forth in the Proxy Statement mailed to all stockholders of record on or about April 12, 2011.

We have discovered that page F-2 of our 2010 Annual Report to Stockholders (the “2010 Annual Report”) that was previously mailed with the Proxy Statement to all stockholders of record, and was part of the proxy materials available at www.proxyease.com/sm-energy/2011, reflected an inadvertent omission of the line items for Common stock, Additional paid-in capital, and Treasury stock from the consolidated balance sheets’ Stockholders’ equity section.  The line items for Retained earnings, Accumulated other comprehensive loss, and Total stockholders’ equity were correctly set forth on page F-2 of our 2010 Annual Report.  Page F-2 of our Annual Report on Form 10-K for the year ended December 31, 2010 as filed with the Securities and Exchange Commission on February 25, 2011, was correct in its entirety.  The line items that were inadvertently omitted from page F-2 of our 2010 Annual Report are as follows (in thousands of dollars, except share amounts):

	December 31,
	2010	2009

Stockholders’ equity:
Common stock, $0.01 par value—authorized: 200,000,000 shares; issued: 63,412,800 shares in 2010 and 62,899,122 shares in 2009; outstanding, net of treasury shares: 63,310,165 shares in 2010 and 62,772,229 shares in 2009	634	629
Additional paid-in capital	191,674	160,516
Treasury stock, at cost: 102,635 shares in 2010 and 126,893 shares in 2009	(423)	(1,204)

A corrected page F-2 for our 2010 Annual Report is included with this letter, which is being mailed to all stockholders to whom a 2010 Annual Report was previously delivered, and page F-2 of our 2010 Annual Report available at www.proxyease.com/sm-energy/2011 has been corrected.  We encourage you to read our consolidated financial statements in their entirety, including the accompanying notes thereto.

Very truly yours,

SM ENERGY COMPANY

By:	/s/ A. Wade Pursell
A. Wade Pursell,
Executive Vice President and Chief Financial Officer

PART II.  FINANCIAL INFORMATION

ITEM 8.   FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

SM ENERGY COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$5,077	$10,649
Accounts receivable (note 2)	163,190	116,136
Refundable income taxes	8,482	32,773
Prepaid expenses and other	45,522	14,259
Derivative asset	43,491	30,295
Deferred income taxes	8,883	4,934
Total current assets	274,645	209,046

Property and equipment (successful efforts method), at cost:
Land	1,491	1,371
Proved oil and gas properties	3,389,158	2,797,341
Less - accumulated depletion, depreciation, and amortization	(1,326,932)	(1,053,518)
Unproved oil and gas properties	94,290	132,370
Wells in progress	145,327	65,771
Materials inventory, at lower of cost or market	22,542	24,467
Oil and gas properties held for sale (note 3)	86,811	145,392
Other property and equipment, net of accumulated depreciation of $15,480 in 2010 and $14,550 in 2009	21,365	14,404
	2,434,052	2,127,598

Other noncurrent assets:
Derivative asset	18,841	8,251
Other noncurrent assets	16,783	16,041
Total other noncurrent assets	35,624	24,292

Total Assets	$2,744,321	$2,360,936

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses (note 2)	$417,654	$236,242
Derivative liability	82,044	53,929
Deposit associated with oil and gas properties held for sale	2,355	6,500
Total current liabilities	502,053	296,671

Noncurrent liabilities:
Long-term credit facility	48,000	188,000
Senior convertible notes, net of unamortized discount of $11,827 in 2010, and $20,598 in 2009	275,673	266,902
Asset retirement obligation	69,052	60,289
Asset retirement obligation associated with oil and gas properties held for sale	2,119	18,126
Net Profits Plan liability	135,850	170,291
Deferred income taxes	443,135	308,189
Derivative liability	32,557	65,499
Other noncurrent liabilities	17,356	13,399
Total noncurrent liabilities	1,023,742	1,090,695

Commitments and contingencies (note 6)

Stockholders’ equity:
Common stock, $0.01 par value - authorized: 200,000,000 shares; issued: 63,412,800 shares in 2010 and 62,899,122 shares in 2009; outstanding, net of treasury shares: 63,310,165 shares in 2010 and 62,772,229 shares in 2009	634	629
Additional paid-in capital	191,674	160,516
Treasury stock, at cost: 102,635 shares in 2010 and 126,893 shares in 2009	(423)	(1,204)
Retained earnings	1,042,123	851,583
Accumulated other comprehensive loss	(15,482)	(37,954)
Total stockholders’ equity	1,218,526	973,570

Total Liabilities and Stockholders’ Equity	$2,744,321	$2,360,936

The accompanying notes are an integral part of these consolidated financial statements.

F-2